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                                                                    EXHIBIT 4.12


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                          REGISTRATION RIGHTS AGREEMENT

                                     among

                             TERRA INDUSTRIES INC.

                                      and

                           TAURUS INTERNATIONAL S.A.

                                      and

                            TAURUS INVESTMENTS S.A.


                           Dated as of July 2, 2001



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                                REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of July 2, 2001 (the "Agreement"), among TERRA INDUSTRIES INC., a Maryland corporation (the "Company"), and TAURUS INTERNATIONAL S.A. and TAURUS INVESTMENTS S.A., each a company incorporated in the Grand Duchy of Luxembourg (each a "Shareholder" and together the "Shareholders").

         WHEREAS the Shareholders have requested the Company to file a registration statement and to take other steps required by law to facilitate the sale to the public of certain common shares, without par value, of the Company ("Shares") and the Company believes that it is consistent with the Company's commercial objectives to do so.

         NOW, THEREFORE, in consideration of the premises, representations and agreements contained herein, the parties agree as follows:

         1.       Shelf Registration Statement.

                  (a)      Filing; Effectiveness; Expenses. The Company shall:

                           (i) file no later than 60 days following the date of
this Agreement an "evergreen" shelf registration statement on Form S-3 (the "Shelf Registration") pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "Securities Act"), providing for an offering to be made on a continuous basis of the 5,000,000 Shares (the "Registrable Securities") purchased by Credit Agricole Lazard Financial Products Bank and Tokyo-Mitsubishi International plc (each a "Purchaser", and together the "Purchasers") pursuant to the Purchase Agreement, dated as of March 13, 2000 (the "Purchase Agreement"), among the Shareholders and the Purchasers;

                           (ii) use commercially reasonable efforts to cause the
Shelf Registration to become effective as soon as practicable after such filing;

                           (iii) use commercially  reasonable  efforts to
maintain in effect, supplement and amend, if necessary, the Shelf Registration, as required by the instructions applicable to such registration form or by the Securities Act or as reasonably requested by a Shareholder; and

                           (iv) furnish to the Shareholders copies of any
supplement or amendment to such Shelf Registration prior to such supplement, amendment or document being used and/or filed with the United States Securities and Exchange Commission (the "Commission").

                  (b) Effective Shelf Registration Statement. (i) If at any time the Shelf Registration ceases to be effective, then the Company shall use its best efforts to file and use its
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commercially reasonable efforts to cause to become effective a new "evergreen"
shelf registration statement providing for an offering to be made on a continuous basis of the Registrable Securities.

                           (ii) If, after the Shelf Registration has become
effective, it is affected by any stop order, injunction or other order or requirement of the Commission or other governmental agency or authority, then the Company shall use its commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as reasonably practicable.

                  (c) (i) The Company may at any time furnish to the Shareholders and the Purchasers a certificate signed by its chairman of the board, president, chief executive officer, chief financial officer or general counsel (a "Suspension Notice") stating that (A) in the good faith judgment of the board of directors of the Company following consultation with the Company's outside securities counsel, the Company has pending or in process a material transaction, the disclosure of which would materially and adversely affect the Company or the market for its securities, (B) in his or her good faith judgment following consultation with the Company's outside securities counsel, the filing of an amendment or supplement to the Shelf Registration or a document incorporated by reference therein is necessary in order to ensure that the Shelf Registration conforms in all material respects to the requirements of the Securities Act and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, including cases in which such filing would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (C) the Company has been advised in writing by a nationally recognized investment banking firm that a sale of Registrable Securities would adversely affect a registered offering in respect of which the Company has commenced preparations.

                  (ii) If at any time prior to the initial filing of the Shelf Registration the Company shall furnish a Suspension Notice to the Shareholders and the Purchasers pursuant to clause (A) of Section 1(c)(i), the Company may postpone the filing (but not the preparation) of the Shelf Registration for not more than 45 days upon prior notice of such postponement to the Shareholders and the Purchasers; provided, however, that the Company shall not be permitted to postpone registration pursuant to this clause (ii) more than once.

                  (iii) No later than three Business Days prior to the exercise by a Shareholder of a Call Option pursuant to the Call Option Agreement, dated as of March 13, 2000, between Taurus International S.A. and Credit Agricole Lazard Financial Products, such Shareholder shall notify the Company of such Shareholder's intention to exercise such Call


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Option (such notification, a "Confirmation Request"). Within two Business Days
following receipt of such Confirmation Request the Company shall confirm to the Shareholders in writing whether or not the Company intends to deliver a Suspension Notice in accordance with Section 1(c)(i). For purposes of this Agreement "Business Day" shall mean any day on which banks are generally open for business in New York, New York.

                  (iv) During any 10 Business Day-day period following the receipt of a Confirmation Request, the Company shall be obligated to deliver to the Shareholders and the Purchasers a Suspension Notice immediately upon discovery by the Company of the condition specified in clause (B) of Section 1(c)(i) and shall be obligated to notify the Shareholders and the Purchasers in writing (such notice, a "Suspension Withdrawal") once the Shelf Registration has been supplemented or amended, including by the filing of a document incorporated therein by reference, in a manner that has corrected the condition that was the subject of such Suspension Notice.

                  (v) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to deliver only one Suspension Notice pursuant to clause (B) of Section 1(c)(i) within any period of 180 consecutive days or with respect to any two consecutive resales for which a Shareholder delivers Confirmation Requests.

         2.       Registration Expenses.

                  The Shareholders agree to reimburse and to pay or cause to be paid promptly upon request being made thereof all reasonable and documented "out-of-pocket" expenses of the Company arising from the preparation and initial filing of the Shelf Registration and all amendments or commitments thereto required for effectiveness, including without limitation (a) all Commission and any National Association of Securities Dealers registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Registrable Securities for offering and sale under the State securities and blue sky laws, including reasonable fees and qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Shelf Registration, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Common Shares or other equity securities to be sold and all other documents relating hereto, (d) fees and expenses of any escrow agent or custodian, (e) fees, disbursements and expenses of counsel and independent certified public accountants of the Company and (f) all fees and expenses (including listing and qualification fees) in connection with the listing or admission to quotation of the Registrable Securities.


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         3.       Representations and Warranties by the Company.

                  The Company represents and warrants to, and agrees with, each Shareholder that:

                  (a) each registration statement covering Registrable Securities and each prospectus (including any preliminary prospectus) and any further amendments of supplements to any such registration statement or in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the effective date of such registration statement when a prospectus would be required to be delivered under the Securities Act, other than from such time as the Company has delivered a Suspension Notice to the Shareholders and the Purchasers pursuant to clause (B) of Section 1(c)(i) until such time as the Company has delivered a Suspension Withdrawal to the Shareholders and the Purchasers, each such registration statement and each prospectus contained therein, as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser or the Shareholders expressly for use therein;

                  (b) any documents incorporated by reference in any prospectus referred to in Section 3, when they become or became effective or are or were filed with the Commission, as the case may be, as then amended or supplemented, will conform or conformed in all material respects to the requirements of the Securities Act or the United States Securities Exchange Act of 1934, as amended, as applicable, and none of such documents will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser or the Shareholders expressly for use therein;

                  (c) the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, or (ii) result in any violation of the provisions of the Articles of Incorporation or By-Laws of the Company as


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currently in effect or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Registrable Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under State Securities or blue sky laws in connection with the offering and distribution of the Registrable Securities.

         4.       Termination.

                  (a) This Agreement may be terminated at any time by written consent by each of the Shareholders and the Company. This Agreement shall be terminated automatically upon the sale, transfer, assignment or other disposal by the Purchasers to unrelated third parties of all of the Registrable Securities pursuant to the Shelf Registration or otherwise.

                  (b) Upon termination of this Agreement none of the parties shall have any further liability hereunder.

         5.       Miscellaneous.

                  (a) No Inconsistent Agreements. The Company represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to any Shares, Registrable Securities or any other securities that would be inconsistent with the terms contained in this Agreement.

                  (b) Specific Performance. The parties hereto acknowledge that there would be no determinable amount of damages and no adequate remedy at law if the Company breached any of the provisions and obligations of the Agreement and that the Shareholders from time to time may be irreparably harmed. The parties hereto agree that the Shareholders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in any court having jurisdiction.

                  (c) Notices. All notices, requests, claims or demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three days after being dispatched by express courier, or when received by facsimile transmission if promptly confirmed by foregoing means to the following address to Taurus International S.A. and Taurus Investments S.A. at:


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                 9 rue Sainte Zithe, L-2763, Luxembourg
                 Facsimile: +352 404 110 10
                 Attention: Company Secretary

                 with a copy to Anglo American plc at:
                 20 Carlton House Terrace, London SW1Y 5AN, U.K.
                 Facsimile: +44 207 698 8755
                 Attention: Company Secretary

                 to the Company at:
                 Terra Centre, 600 Fourth Street,
                 Sioux City, Iowa 51102, U.S.A.
                 Facsimile: +1 712 279 8719 Attention:
                 General Counsel

                 with a copy to Kirkland & Ellis at:
                 200 East Randolph Drive, Chicago, Illinois 60601, U.S.A.
                 Facsimile: +1 312 861 2200 Attention:
                 Carter W. Emerson, Esq.

                 (d) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 (e) Arbitration. The parties irrevocably agree that any dispute arising out of or relating to this Agreement shall be settled by arbitration between the parties in accordance with the arbitration rules of the International Chamber of Commerce ("ICC") as in effect at the time of submission of the dispute to such arbitration. Such arbitration shall be the exclusive method for resolution of the dispute, and the determination of the arbitrators shall be final and binding. The costs of the arbitration, and the reasonable and related legal and other costs of the party prevailing in the arbitration, shall be borne by the party who does not prevail. The arbitral award shall specify which such party or parties is the "prevailing party" for this purpose. The number of arbitrators shall be three. The Shareholders on the one hand and the Company on the other hand shall each act as one party for purposes of appointing arbitrators under the ICC arbitration rules. The place of arbitration shall be Toronto, Canada and the arbitration shall be conducted in the English language. The arbitrators shall decide the merits of such dispute in accordance with the laws of the State of New York.

                 (f) Assignment. Each of the Shareholders may assign its rights or obligations hereunder in whole or in part to an affiliate thereof following prior notice of such assignment to the Company.


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                  (g) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  (h) Entire Agreement; Amendments.

This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Shareholders.

                  (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.


                                          TERRA INDUSTRIES INC.


                                          By:________________________
                                             Name:
                                             Title:


                                          TAURUS INTERNATIONAL S.A.


                                          By:________________________
                                             Name:
                                             Title:


                                          TAURUS INVESTMENTS S.A.


                                          By:________________________
                                             Name:
                                             Title:

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                               LETTER AGREEMENT

                                                                   July 2, 2001

Terra Industries Inc.
Terra Centre, 600 Fourth Street
Sioux City, Iowa 51102

Dear Sirs:

          Reference is made to the Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement"), among Terra Industries Inc. (the "Company"), Taurus International S.A. and Taurus Investments S.A. in relation to the Common Shares, without par value, of the Company, a copy of which is attached hereto as Exhibit A. Capitalized terms not otherwise defined herein have the same meaning as set forth in the Registration Rights Agreement.

          In consideration of the execution by the Company of the Registration Rights Agreement, the sufficiency of which is hereby acknowledged, each of Credit Agricole Lazard Financial Products Bank ("CAL FP") and Tokyo-Mitsubishi International plc ("TMI" ) hereby agrees that it shall not (i) sell, transfer, assign, pledge, encumber or otherwise dispose of, whether for value, and whether directly or indirectly, any of the Registrable Securities or (ii) enter into any agreements, option contracts, futures contracts, options on futures contracts, spot or forward contracts, caps, floors, collars or other agreements to purchase or dispose of, whether directly or indirectly, the economic or other risks of ownership of the Registrable Securities, or enter into any other hedging arrangements in respect of its holding of the Registrable Securities (each of (i) and (ii) a "Transfer"), in each case pursuant to the Registration Statement, without giving written notice (a "Transfer Notice") to the Company not less than three Business Days prior to such intended Transfer; provided, however, that it is understood that no Transfer Notice shall be required in circumstances where such Transfer is being made in connection with an exercise by a Shareholder of a Call Option and such Shareholder has delivered to the Company a Confirmation Request pursuant to Section 1(c)(iii) of the Registration Rights Agreement. Within two Business Days following receipt of such Transfer Notice the Company shall confirm to CAL FP and TMI in writing whether or not the Company intends to deliver a Suspension Notice in accordance with Section 1(c)(i) of the Registration Rights Agreement. During any 10 Business Day-day period following the receipt of such Transfer Notice, the Company shall be obligated to
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deliver to CAL FP and TMI a Suspension Notice immediately upon discovery by the
Company of the condition specified in clause (B) of Section 1(c)(i) of the Registration Rights Agreement. Each of CAL FP and TMI further agrees that upon receipt by CAL FP or TMI, as the case may be, of a Suspension Notice delivered by the Company pursuant to clause (B) or (C) of Section 1(c)(i) of the Registration Rights Agreement, CAL FP or TMI, as the case may be, shall not Transfer any of the Registrable Securities or any other Shares then held by it, in each case pursuant to the Shelf Registration or otherwise, until receipt by it from the Company of a Suspension Withdrawal delivered in accordance with
Section 1(c)(iv) of the Registration Rights Agreement.

          Following the delivery of a Suspension Notice in response to receipt from CAL FP or TMI of a Transfer Notice, the Company shall be obligated to deliver to CAL FP and TMI a Suspension Withdrawal once the Shelf Registration has been supplemented or amended, including by the filing of a document incorporated therein by reference, in a manner that has corrected the condition that was the subject of such Suspension Notice.

          Each of CAL FP and TMI agrees that if it commences one or more Transfers of Registrable Securities in connection with an exercise by a Shareholder of a Call Option it shall notify the Company within one Business Day following completion of such Transfer or series of Transfers.

          None of the parties shall, without the prior written consent of the other, directly or indirectly, make any disclosure with respect to this letter agreement, except as may be required by applicable law or any order, rule or regulation of any governmental authority.

          All notices and other communications in relation to this letter agreement shall be given in the manner contemplated by Section 5(c) of the Registration Rights Agreement and shall be sent to the following addresses:

          to Credit Agricole Lazard Financial Products Bank at:
          11 Moorfields Highwalk, London EC2Y 9DY, U.K.
          Facsimile: +44 207 815 1966
          Attention: Settlements

          to Tokyo-Mitsubishi International plc at:
          6 Broadgate, London EC2M 2AA, U.K.
          Facsimile: +44 207 577 2872 or + 44 207 577 2894
          Attention: Legal Department/Capital Markets

          to the Company at:
          Terra Centre, 600 Fourth Street, Sioux City, Iowa 51102, U.S.A.


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          Facsimile: +1 712 279 8719
          Attention: General Counsel

          with a copy to Kirkland & Ellis at:
          200 East Randolph Drive, Chicago, Illinois 60601, U.S.A.
          Facsimile: +1 312 861 2200
          Attention: Carter W. Emerson, Esq.

          This letter agreement shall be governed by and construed in accordance with the laws of the State of New York. Section 5(e) of the Registration Rights Agreement is hereby incorporated by reference with full effect as if set forth in full in this letter agreement, mutatis mutandis.

          If you are in agreement with the foregoing, please so indicate by signing in the space provided below.

Very truly yours,

CREDIT AGRICOLE LAZARD FINANCIAL PRODUCTS BANK

By:________________________________
Name:
Title:

TOKYO-MITSUBISHI INTERNATIONAL PLC

By:________________________________
Name:
Title:

ACCEPTED AND AGREED:

TERRA INDUSTRIES INC.

By:________________________________
Name:
Title:
(Attachment)

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